SHOPPING CENTER LEASE

LANDLORD:	DMEP GLOBAL PLAZA WEST, LLC & DMEP GLOBAL PLAZA WEST 1-8, LLC
TENANT:	MK AUTOMOTIVE, INC. A NEVADA CORPORATION

TABLE OF CONTENTS

LEASE

This Lease dated this 1st day of May, 2009 between DMEP Global Plaza West, LLC and DMEP Global Plaza West 1-8, LLC, et al, Delaware limited liability companies hereinafter called "Landlord," and MK Automotive, Inc., a Nevada corporation, hereinafter called "Tenant."

WITNESSETH

1. BASIC LEASE PROVISIONS.

1.1 Premises. Landlord leases to Tenant the premises located at 3665 S. Durango Drive in the City of Las Vegas, County of Clark, State of Nevada consisting of approximately 2,100 square feet of space (where the area of such space is measured from the outside of exterior walls, and/or storefront glass surfaces, to the interior mid-point of any shared interior demising walls and which square footage shall be verified at such time as Landlord completes the Landlord's work as set forth below) and described on a site plan attached hereto as Exhibit "A" and made a part hereof, hereinafter referred to as the "Premises." The Premises are located in a Shopping Center, as more particularly described in Exhibit "B" attached hereto and incorporated herein (the "Shopping Center").

1.2 Term. The term of this Lease shall be for a period of Twenty Four (24) months commencing on May 1, 2009 and expiring on April 30, 2011.

1.3 Minimum Rent (Initial). The Minimum Rent payable pursuant to Paragraph 3.1 at the commencement of this Lease shall be the sum of Four Thousand Seven Hundred Twenty Five Dollars and No Cents ($4,725.00).

1.4 Security Deposit. Tenant has deposited with Landlord the sum of Waived- Zero Dollars and Zero Cents ($0.00) as security deposit pursuant of Paragraph 5 hereof.

1.5 Use. Tenant shall use the Premises for the purpose (and for no other purpose, subject to the provisions of Paragraph 6 hereof) of conducting therein the retail operation of an Automotive Lube and Tune Center .

1.6 CAM Estimate. Tenant's initial monthly estimate for Common Area Maintenance ("CAM") expenses, Real Estate Taxes, and Insurance (collectively, "CAM Estimate") payable pursuant to Paragraph 18.5 hereof shall be the sum of Nine Hundred Forty Five Dollars and Zero Cents ($945.00).

1.7 Broker(s):

Landlord's Broker(s): Transwestern Investment Realty d/b/a Sperry Van Ness
Tenant's Broker(s): N/A (See Paragraph 30.33)

Landlord leases to Tenant, and Tenant leases from Landlord, upon the terms and on the conditions hereinafter set forth, the real property and the building thereon described and identified in Paragraph 1.1

2. TERM.

2.1 Term. The term of the Lease shall be for a period of time as set forth in Paragraph 1.2 hereinabove, and shall run for such period of time measured from the Lease Commencement Date as hereinafter defined; provided however, that in the event the Lease Commencement Date falls on a date other than the first day of a month, the initial term hereof shall be extended by that partial month from the Lease Commencement Date to the first day of the following month. In such event, Tenant shall pay rent and other charges as defined in the Lease for the period from the Rent Commencement Date to the first day of the following month pro-rated based on the number of days in such period versus the number of days in the entire month.

The "Lease Commencement Date" shall be effective June 1, 2009. The "Rent Commencement Date" shall be effective June 1, 2009. (as defined hereinbelow).

Tenant shall commence the installation of fixtures and equipment, if any, promptly upon substantial completion of Landlord's work referred to below in the Premises, and shall diligently prosecute such installation to completion, and shall open the Premises for business as soon as reasonably possible.

2.2 Delay in Possession. Notwithstanding said Delivery Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant within seven days of the date of the full execution of this Lease, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligation of Tenant hereunder. However, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease until the time that Landlord tenders possessions of the Premises to Tenant. The term of this Lease shall be extended by such delay.

2.3 Early Occupancy. In the event Landlord permits Tenant to occupy to Premises before the Commencement Date, such occupancy shall be subject to all the provisions of this Lease, including, without limitation, the payment of Minimum Rent, construction, hold harmless, liability insurance, unless otherwise agreed by the parties.

3. RENT.

3.1 Minimum Rent.

(a) Tenant shall pay Landlord the guaranteed minimum rent ("GMMR – Guaranteed Minimum Monthly Rent") for the Premises in monthly payments in advance commencing on the date which is May 1, 2009 and thereafter, in advance, on the **first (1st)** day of each succeeding calendar month in the sum as prescribed in Paragraph 1.3 of this Lease and as hereinafter adjusted, without notice or demand, deduction or offset. In the event that the Rent Commencement Date is not the first (1st) day of a calendar month, Minimum Rent will be prorated for the period from the Rent Commencement Date to the first (1st) day of the next month. Said rental shall be paid to Landlord in lawful money if the United States of America and at such place as Landlord may from time to time designate in writing.

(b) The Minimum Rent will be increased as follows:

(i)	May 1, 2009 - April 30, 2010	$4,725.00 per month
(ii)	May 1, 2010 - April 30, 2011	$4,866.75 per month

3.2 Additional Rent. In addition to the Guaranteed Minimum Monthly Rent, Tenant shall pay as additional rent all other sums of money or charges required to be paid pursuant to the terms of this Lease whether or not the same be designated "additional rent." commencing May 1, 2009. Such sums of money or changes include, but are not limited to, security deposit pursuant to Paragraph 5, real property taxes, pursuant to Paragraph 11, insurance pursuant to Paragraph 14, assignment and/or sublease charges pursuant to Paragraph 17, common area expenses pursuant to Paragraph 18, late charges pursuant to Paragraph 24, and attorney's fees pursuant to Paragraph 30.6. If such amounts or charges are not paid at the time provided for in this Lease, these shall nevertheless, if not paid when due, be collectable as additional rent upon demand, but nothing herein contained shall be deemed to suspend or delay the payment of any amounts of money or charge at the time the same becomes due and payable hereunder, or limit any remedy of Landlord.

4. POSSESSION AND CONDITION OF THE PREMISES.

4.1 Possession. Subject to Paragraph 2, possession of the Premises will be given to Tenant on the Lease Commencement Date unless Tenant occupies the Premises prior to said Lease Commencement Date, and by such prior occupancy shall not affect the termination date under Paragraph 2.1.

4.2 "As is." By entry hereunder, Tenant acknowledges that it has examined the Premises and has accepted the Premises in their "as is" condition, subject to the completion of Landlord's Work as set forth on Exhibit "C" hereto, as of the date hereof and throughout the term of this Lease. Without limiting the foregoing, Tenant's rights in the Premises are subject to all municipal, county, state and federal laws, ordinances and regulations governing and regulating the use and occupancy of the Premises. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business. In no event shall Landlord be liable for any defect in such property or from such limitation on its use nor represent nor warrant the condition of the Premises including any equipment that serves the Premises directly. Tenant's Initials ______

5. SECURITY DEPOSIT.

Tenant contemporaneously with the execution of this Lease, has deposited with Landlord the sum as prescribed in Paragraph 1.5 of this Lease, said deposit being given to secure the faithful performance by Tenant of all the terms, covenants and conditions of this Lease by Tenant to be kept and performed during the term hereof. Tenant agrees that if Tenant shall fail to pay the rent herein reserved promptly when due, said deposit may, at the option of Landlord (but Landlord shall not be required to) be applied to any rent due and unpaid, and if Tenant violates any of the other terms, covenants, and conditions of this Lease, said deposit may be applied to any damages suffered by Landlord as a result of Tenant's default, to the extent of the amount of damages suffered. Nothing in this Paragraph 5 shall in any way diminish or be construed as waiving any of Landlord's other remedies by law or in equity. Should all or any part of the security deposit be applied by Landlord as herein provided, then Tenant shall, on the written demand of Landlord, the termination of this Lease, Landlord shall return, within thirty (30) days of the date of such termination, said security deposit to Tenant less any portion of said security deposit which may have been previously applied or expended by Landlord to remedy or cure any default or breach in the part of Tenant hereunder. Landlord shall have the right to commingle or invest said security deposit, and in no event shall Tenant be entitled to receive any interest or income thereon, it being agreed that any interest be deemed to be additional rent. Unless Tenant is in default under this Lease, Landlord shall deliver the funds deposited under this Paragraph 5 by Tenant to the purchaser of Landlord's interest in the Premises in the event such interest be sold; thereupon Landlord shall be discharged from further liability with respect to such deposit.

6. USE AND LIMITATIONS.

6.1 Use. The Premises shall be used and occupied by Tenant and its approved assignees, sublessees, licenses and concessionaires for the purpose as described in Paragraph 1.6 of this Lease and for no other purpose in accordance with all present and future zoning laws, rules and regulations of governmental authorities have jurisdiction thereof, and subject to all covenants, easements and rights of way of record, if any, and exclusive uses to other tenants in the Shopping Center which are presently in existence or hereafter consented to in writing by Landlord.

6.2 Governmental Actions. Tenant's consent shall not be required for the creation of any covenants, easements or rights of way which are created by the action of any governmental authority.

6.3 Uses Prohibited. Tenant shall not do or permit anything to be done in or about the Premise nor bring or keep anything therein which is not within the permitted use of the Premises nor which will in any way increase the existing rate of effect any fire or other insurance upon the building and/or Premises or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the building or injure or annoy them or allow the Premises to e used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant be permitted to conduct any business on the Premises, without the prior written approval of Landlord, that differs from the use specifically set forth in Paragraph 6.1 above. Furthermore, Tenant shall not cause, maintain or permit any nuisance on/or about the Premises and Tenant shall not commit or allow to be committed any waste in or about the Premises.

7. COMPLIANCE WITH LAW; SIGNS.

7.1 Compliance. Tenant shall at Tenant's sole cost and expense, pay for the installation and maintenance of its exterior signage and comply promptly with all applicable statutes, ordinances, rules, regulations, laws, orders, restrictions of record, if any, and requirements in effect during the term, or any part hereof, regulating the use or occupancy by Tenant of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or government rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant, and shall be deemed a default by Tenant. Tenant shall, at its sole cost and expense, comply with any signage plan instituted by Landlord calling for uniform signage at the Shopping Center.

7.2 Signs and Store Front. Without Landlord's consent and approval (which approval may not be unreasonably withheld) as to the form, size, material, type of installation, color, location, duration, copy, nature, and display qualities, as the case may be, Tenant shall not (a) install any exterior lighting or plumbing fixtures, shades or awnings, fences, or any structures of any kind or nature, or any exterior decorations or signs, or make any changes to the store front; (b) erector install any window signs, door signs, advertising media, window or door lettering, trademarks, placards, or any other like items on the exterior of the Premises or any part of the buildings or common areas of the Shopping Center; Landlord grants Tenant the right to install a sign, not to exceed Thirty Five (35) feet in height displaying the renaming of the gas station/logo which may or may not include reader board signage. All costs incurred with the signage will be a Tenant's sole cost and expense. (c) keep or display any merchandise on, or otherwise obstruct, the sidewalks or other areas of the Shopping Center (d) fail to maintain the show windows and signs in a neat and clean condition, or (e) affix, place, or maintain within the interior of the Premises any paper signs, cardboard signs, advertising placards, descriptive material or other like items within twelve (12) feet of the front entrance to the Premises that can be seen from the community areas of the Shopping Center and that adversely impact the aesthetics of the Shopping Center. Furthermore, Tenant shall not use any advertising or other media objectionable to Landlord or other tenants, such as loud speakers, phonographs, or radio broadcasts that can be heard outside the Premises, nor install or maintain any flashing, revolving, neon, fiber optic lighting deemed distractive by Landlord anywhere within or upon the Premises or common areas of the Shopping Center. In addition to the remedies for default set forth in this Lease, Landlord may, at Tenants cost, remove any item erected in violation of this Paragraph and charge back Tenant all costs incurred with the removal.

Notwithstanding anything to the contrary, all signage of any kind and nature, on or about the Premises is subject to Landlord's prior written approval as to design, size, color, materials, duration, and location, which approval shall not be unreasonably withheld. [Notwithstanding anything to the contrary, Tenant shall have no right whatsoever to erect or be on any monument or pole sign at the Shopping Center, it being the express agreement and intention of Landlord and Tenant that Tenant shall only have the right to install canned, exterior shop signage in strict conformance with the sign criteria for the Shopping Center]

7.3 Sign Criteria. In the event the sign criteria for the Shopping Center is changed or made uniform, Tenant shall, upon 60 day's notice, remodel, or replace Tenant's store sign, at Landlord's sole cost and expense, so as to conform with the then existing sign criteria for the Shopping Center.

8. MAINTENANCE, LANDLORD WORK, AND REPAIRS.

8.1 Landlord's Initial Alterations. Landlord shall perform Landlord's Work, as more particularly described on Exhibit "C" hereto. Landlord shall have no further obligations to repair, maintain or replace the improvements located on the Premises.

8.2 Tenant's Maintenance and Repairs. Subject to the provisions of Paragraph 8.1 and 8.3, Tenant shall keep the Premises and every part thereof (except for the structural portions of the roof, exterior walls and foundation of the Premises), in good order, condition and repair, making all repairs and replacements, interior and exterior, above or below ground, whether ordinary or extraordinary whether or not the need for such repairs or replacements occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises, vandalism and/or theft, including without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical wiring, conduits, glazing, electrical lighting facilities and equipment from time to time within or servicing the Premises, fixtures, floors, storefront, thresholds, weather-stripping, window casements, windows, doors, plate glass and sky lights located within or upon the Premises. Tenant shall also keep, maintain and repair all alterations, additions or improvements to the Premises made by Tenant as provided in Paragraph 9. Tenant is responsible for all pest control within or originating from the demised Premises. Tenant shall, upon the expiration or sooner termination of this Lease hereof, surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear, and damage from causes beyond the reasonable control of Tenant excepted. Any damage to

adjacent premises cased by Tenant's use of the Premises shall be repaired at the sole cost and expense of Tenant; if Tenant fails to repair such damage after notice from Landlord, Landlord may cause the damage to be repaired and Tenant will immediately reimburse Landlord for the costs of such repair. Tenant will repair and/or replace any damage to the Premises and or equipment caused by breaking and entering.

8.3 Landlord's Maintenance and Repair. In the event that the Premises are a part of a building which contains other leasable area, then Landlord shall keep in good order, condition and repair the foundations, exterior walls (excluding the interior of all walls and the exterior or interior of any windows, doors, plate glass, and display windows) but including repainting of the exterior walls, and structural portion of the roof including repair and/or replacement (excluding the roof membrane and interior ceiling), and any plumbing or sewage main lines, or other utilities servicing more than one tenant of such building, except for any damage thereto caused by any act, negligence or omission of Tenant or Tenant's employees, agents, contractors or customers, except for reasonable wear and tear and except for any structural alterations or improvements required by any governmental agency by reason of Tenant's use and occupancy f the Premises, and Tenant shall reimburse Landlord, as additional rent for Tenant's prorata share of the costs which Landlord incurs in performing its obligations as described herein with respect to all of the buildings within the Shopping Center which Landlord is obligated to so repair, which prorata share shall be in the same proportion as the total square footage of the Premises bears to the total leased square footage of all of the buildings in the Shopping Center which Landlord is obligated to so repair. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure continues to persist from an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant, and Landlord has made no reasonable attempts to make such repairs. Except in the event of negligence or willful misconduct by Landlord, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the building or the Premises or in or to its fixtures, appurtenances and equipment therein. Reimbursement by Tenant to Landlord for its share of such costs shall be made in the manner set forth in Paragraph 18.5 hereof, or at Landlord's option, upon receipt of Landlord's demand therefore. It is an express condition precedent to all obligations of Landlord to repair that Tenant shall have notified Landlord in writing of the need for such repair.

8.4 Tenant's Failure. If Tenant fails to perform Tenant's obligations under this paragraph 8, Landlord may, at its option (but shall not be required to), enter upon the Premises after ten (10) days prior written notice to tenant of the specific failure of tenant under this Paragraph 8, and provided that Tenant has not theretofore cured such failures, put the same in good order, condition and repair, and the cost thereof, with an overhead surcharge of fifteen (15%) percent of such costs shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

8.5 Waiver. Except for the obligations of Landlord under Paragraph 8.1, Paragraph 16 (Damage or Destruction), and Paragraph 26 (Condemnation) and except in the event of willful misconduct by Landlord, it is intended by the parties hereto that Landlord shall have no obligation in any manner whatsoever to repair and maintain the Premises, or to pay for the repair and/or maintenance of the Premises nor any building or improvements located thereon, nor the equipment therein, whether structural or non-structural, all of which obligations are those of Tenant under this Lease. Notwithstanding the foregoing, Tenant expressly waives the benefit of any statute now of hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense, or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Tenant waives the provisions of any statute now or hereafter in effect with respect to Landlord's obligations for tenant ability of the Premises, and Tenant's right to make repairs and deduct the expenses of such repairs from the rent.

8.6 Contest. Tenant has the right to contest by appropriate judicial or administrative proceedings, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement (hereinafter called "law") that Tenant repair, maintain, alter or replace the improvements on the Premises in whole of in part or that would affect Tenant's use of the Premises. In the event that any such contest is finally determined in a manner adverse to Tenant, Tenant shall undertake such repairs, maintenance, alterations or replacements to or of the Premises as is required by such law or modify its use of the Premises as is required by such law. Tenant agrees to indemnify and hold Landlord harmless from and against any and all liability that Landlord may sustain by reason of Tenant's failure or delay in complying with the law. Landlord may, but is nor required to contest any such law independently of Tenant. Landlord may, and on Tenant's notice or request shall, join in Tenant's contest.

8.7 HVAC Maintenance. In addition to Tenant's obligation to repair and maintain the Premises described in Paragraph 8.2 above, Tenant shall also be obligated to retain an air conditioning service company approved by Landlord, which approval Landlord shall nor unreasonably withhold, to service and maintain the air conditioning equipment servicing the Premises on a regular periodic inspection and service basis which provides inspection and servicing not less frequently than once quarterly, and provide copies of such service contract to Landlord.

9. ALTERATIONS AND NEW IMPROVEMENTS.

9.1 Alterations. Tenant may, during the first year of this Lease, but subject to the conditions hereinafter slated, make the alteration, additions or improvements, more particularly described in Exhibit "C" as the Tenant's Work (hereinafter collectively called "alterations") in, on, to or about the Premises at Tenant's sole cost and expense, all subject to the terms, covenants, and conditions of this Lease. Except for those alterations, additions or improvements specifically set forth above, Tenant shall not make or allow to be made to the Premises any alterations, additions or improvements without first obtaining the written consent of Landlord. All of the foregoing alterations shall be at the option and sole cost and expense of Tenant. Al of said alterations shall be made in compliance with all applicable zoning and building codes, and shall only be permitted bu landlord provided they do not diminish the fair market value of the improvements on the Premises. All such alterations, additions or improvements which require governmental approval or permits will have such a permit issued, at Tenant's sole cost

and expense, and Tenant shall provide a copy of same to Landlord before work commences and a copy of final approval when obtained. Tenant shall be responsible for the preparation, at its sole cost and expense, of all working drawings, plans, specifications and other documents required by any governmental authority for the issuance of a permit or other approval necessary for the construction of Tenant's improvements and/or the operation of its business at the Premises. Tenant agrees there shall be no bars or security gates installed outside the Premises, and that any such security items installed inside the Premises will be hidden from site during business hours. Any alterations, additions, or improvements to or of said Premises, including but nor limited to walls, wall covering, floor covering, window covering, paneling and built-in cabinet work, but excepting only movable furniture and trade fixtures, shall at once become a part of the reality and belong to the Landlord and shall be surrendered with the Premises. Except as herein stated, Tenant shall not have the right, without Landlord's prior written consent, to demolish any part of the improvements existing in the Premises at the date of the execution of this Lease, except as may be necessary in order to restore the Premises when required under Paragraph 16 or Paragraph 26. Tenant shall pay when due, all claims for labor and materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises, or any interest therein, and Tenant agrees to indemnify and hold Landlord and Premises harmless from and against any and all liability arising out of any such claims.

9.2 Notice of Non-Responsibility.

A. **<u>LANDLORD IS DISINTEREESTED OWNER</u>.** Pursuant to NRS 108.234, Landlord hereby informs Tenant that Tenant must comply with the requirements of NRS 108.2403 with respect to any work alteration Tenant performs or causes to be performed at the Premises, including, without limitation, any Alterations without limiting the generality of anything set forth in ARTICLE 11A. Tenant acknowledges the requirements thereunder with respect to Tenant's recording of a notice of posted security in the Official Records of Clark County, Nevada, in accordance with **NRS 108.2403** and either (i) establishing a construction disbursement account pursuant thereto or (ii) furnishing and recording, in accordance therewith, a surety bond for the prime contact for Tenant's work that meets the requirements of NRS 108.2415. the parties acknowledge that Landlord is intended to a "disinterested owner" as defined in NRS 108.234 (7) with the respect to all of Tenant's Alterations, or any other work of construction, alteration, or repair of any improvement on the Premises. Accordingly, Tenant shall comply with all requirements set forth in NRS 108.2403 and 108.2407 **Without limiting the generality of the forgoing, prior to commencing any Alterations, or any other work of construction, alteration, or repair of any improvement on the Premises, Tenant shall deliver to Landlord (i) a conformed copy of the recorded notice of posted security recorded pursuant to NRS 108.2403 (1) (a), containing the information required by NRS 108.2403 (2) and showing the county Recorder's applicable recording information; (ii) written evidence confirming that Tenant has either established such construction disbursement account or obtained and recorded such surety bond pursuant to NRS 108.2403 (1) (b); and (iii) the name, address, and telephone number of Tenant's prime contractor for such work, which shall be delivered within five (5) days of Tenant and such prime contractor entering into a contract for such work..**

9.3 Removal. Any alterations made shall remain on and be surrendered with the Premises on the expiration or termination of the term, except that Landlord can elect within thirty (30) days before the expiration of the term to require Tenant to remove any alterations that Tenant has made to the Premises. If Landlord so elects, Tenant, at its sole cost and expense, shall, forthwith and with all due diligence, repair any damage to the Premises caused by such removal. In the event Tenant shall fail to remove any of Tenant's property as provided herein, Landlord may, but is not obligated to, at Tenant's expense, remove all of Tenant's property not so removed and repair all damage to the Premises resulting from such removal and may, and is not obligated to, at Tenant's expense, store the same in any public or private warehouse, and in any event Landlord shall have no liability to Tenant for any loss or damage to Tenant's property or floor covering caused by or resulting from such removal or otherwise.

9.4 Plans. On completion of any work of alteration, addition or improvement by Tenant, or any subtenant, Tenant shall supply Landlord with "as built" drawings and copies of all permits and certificates of occupancy accurately reflecting all such work.

10. UTIITIES.

Tenant shall pay for all water, sewer, gas, heat, light, power, steam, telephone and all other utilities and services, including repairs to same, supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with all other premises as part of Tenant's CAM charges. Under no circumstances (except in the event of Landlord's willful misconduct) shall Landlord be responsible for any interruption, cessation or interference with any such utility service. Tenant shall be responsible for the cost of purchasing and installing gas meters at the Premises.

11. REAL PROPERTY TAXES.

11.1 Real Property Taxes. Tenant shall pay all real property taxes applicable to the Premises during the term of this Lease in the manner set forth in Paragraph 11.2 below. If any such taxes to be paid by Tenant shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax year during which this Lease shall be in effect.

11.2 Allocation. As part of CAM, Tenant shall pay its proportionate share of all real property taxes, levied and assessed during the term of this Lease upon the Shopping Center or parcel of which the Premises are a part. The share of real property taxes to be paid by Tenant shall be deemed to be that portion of the total real property taxes levied and assessed against the Shopping Center or parcel which the total leasable square footage of the Premises bears to the total leasable square footage of the Shopping Center or parcel as the case maybe, or, alternatively, at Landlord's discretion, Tenant's share of real property taxes shall be deemed to be that portion of the total real property taxes levied and assessed against the building in which the Premises are contained which the total leasable square footage of the Premises bears to the total leasable square footage of such building, plus an equitable allocation of Tenant's share of real property taxes and assessments attributable to the common areas of the Shopping Center, unless such common area taxes are otherwise included in the above, or with other amounts charged to Tenant under the Lease. Tenant shall pay one-twelfth ($1/12^{th}$) of the amount estimated by Landlord (from time to time) to be Tenant's share of such real property taxes with each monthly installment of rent and other expenses due hereunder in the manner set forth Paragraph 18.5 (Proration of Expenses).

11.3 Definition. As used herein the term "real property taxes" shall include any form of assessment, license fee, commercial rental tax, levy, penalty, or tax (other than inheritance or estate taxes and income taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, facilities or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the Shopping Center if which the Premises are a part, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises, or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property tax, or any additional tax the nature of which was previously included within the definition of real property tax, and/or any increase in the foregoing taxes for any reason, including those triggered by a sale of any interest in the Shopping Center of which the Premises are a part.

11.4 Contest. Tenant may contest the legal validity or amount of any taxes, assessments, or charges for which Tenant is responsible under this Lease, and may institute such proceedings, as Tenant considers necessary. If Tenant protests any such tax, assessment or charge, Tenant may withhold or defer payment provided the Premises are separately assessed and such taxes are paid directly to the taxing authority by Tenant, or may pay under protest in cases where the Premises are not separately assessed, provided that in every case, Tenant shall indemnify and hold Landlord and the Premises harmless from and against any claim or lien against Landlord or the Premises arising out of Tenant's failure to pay the contested taxes, assessments or charges.

11.5 Proration. All payments of taxes or assessments, or both, shall be prorated for the initial Lease year and for the year in which this Lease terminated, based on the number of days in the tax year in question during which the term of this Lease is in effect.

12. PERSONAL PROPERTY TAXES.

Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Premises. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay the taxes attributable to Tenant within ten (10) days prior to the delinquency date for payment of such taxes and shall furnish Landlord with satisfactory evidence of the payment of such taxes. In the event said personal property is assessed with Landlord's real property and Landlord pays the real property taxes, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

13. INDEMNITY.

13.1 Indemnity of Landlord. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business, or from any activity, work or things done, permitted or suffered by tenant in or about the Premises, and shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach of default in the performance of any obligation of Tenant's part to be performed under the terms of the Lease, or arising from any act or negligence of Tenant, or any of Tenant's officers, agents, contractors, customers, licensees, guests, invitees or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about the defense of any such claim or any action pr proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon written notice from, Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk to property or injury to persons in, upon or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents in or about the Premises.

In the event Tenant fails to indemnify and hold Landlord harmless as required above, and should Landlord be named as a defendant in any suit brought Tenant in connection with or arising out of Tenant's occupancy hereunder, in addition to other remedies allowed to Landlord under this Lease, Tenant shall pay to Landlord it reasonable costs and expenses incurred in such suit, including without limitation, its actual fees, professional fees, such as appraisers, accountants, attorney's fees, and the like, plus interest at the maximum rate allowed by law from the date such cost was incurred.

13.2 Waiver. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business, or any loss of income therefrom, or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to there person of Tenant. Tenant's employees, agents, or contactors, whether such damage or injury is caused by results from fire, steam, explosion, falling plaster, electricity, gas, water or rain which may leak from any part of the building, or from the breakage, leakage, obstruction or other defect of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from the roof, street, sewer system, or sub surface, or from any Other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places where the resulting damage or injury occurs on or about the Premises, and regardless of whether the cause of such damage or injury, or the means of repairing the same, is inaccessible to Tenant, and regardless of whether the cause of such damage or injury was due to or arose out of the negligence of Landlord, its agents, servants, or employees or otherwise. Landlord shall not be liable for any damage arising from any act or neglect of any other tenant, if any, of the building and/or Shopping Center in which the Premises are located. Landlord or its agents shall not be liable for interference with the light, air, or for any latent defect in the Premises.

14. INSURANCE

14.1 Tenants Liability Insurance. Tenant at its cost shall maintain comprehensive public liability and property damage insurance with a single combined liability limit of one million dollars ($1,000,000) and property damage limits of not less than five hundred thousand dollars ($500,000) insuring against all liability of Tenants and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises. Such insurance shall further insure Landlord, Landlord's Property Management Company and Tenant against liability for Fire Damage Legal Liability of at least $300,000. Tenant shall also purchase and carry worker's compensation insurance in amount provided by applicable law and approved by Landlord. All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Paragraph 13. All parties shall be named as additional insured and the policy shall contain cross-liability endorsements. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord's protective liability endorsement attached thereto. Tenant shall deliver to Landlord, prior to right of entry, copies pf policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. Not more frequently than each year, if, in the opinion of Landlord's insurance broker, the amount of public liability and property damage insurance coverage at the time is not adequate, Tenant shall increase the insurance coverage as determined by Landlord's insurance broker. If Tenant fails to procure and maintain said public liability and property damage insurance, Landlord may, but shall not be required to, with or without prior notice to Tenant, procure and maintain the same, but at the expense of Tenant, and any amounts expended or expenses incurred by Landlord in procuring and/or maintaining such insurance shall be reimbursed by Tenant to Landlord as additional rent payment hereunder, all such payment subject to the application of late charge and interest provisions as more particularly provided in Paragraph 24.

14.2 Tenant's Property Damage Insurance. Tenant at its cost shall maintain on all of its personal property, tenant's improvements, and alterations, in, on, or about the premises, a policy of standard fire and extended coverage insurance, including earthquake insurance (but only if earthquake insurance is reasonably affordable), with vandalism and malicious mischief endorsements, to the extent of at least ninety percent (90%) of their full replacement value. The proceeds from any such insurance shall be used by Tenant for the replacement of property or restoration of Tenant's improvements or alterations. The foregoing insurance shall include full coverage for plate glass on the Premises and both parties shall be named as coinsureds. Tenant shall furnish Landlord with a certificate of insurance of such policy within fifteen (15) days of the delivery to Tenant of the Premises and whenever required in order to satisfy Landlord that such policy is in full force and effect. If Tenant fails to procure and maintain said standard fire and extended coverage insurance, and property damage insurance, Landlord may, but shall not be required to, with or without prior notice to Tenant, procure and maintain the same, but at the expense of the Tenant, and any amount expended or expenses incurred by Landlord in the procuring and/or maintaining such insurance shall be immediately reimbursed by Tenant to Landlord as additional rent payment hereunder, all such payment being subject to the application of late charge and interest provisions as more particularly provided in Paragraph 24.

14.3 Tenant's Rental Interruption Insurance. Tenant, at its cost, shall keep and maintain a policy of rental interruption as the insured, which policy shall provide for payment to Landlord a sum of equal to 1.5 times the Minimum Rent as calculated pursuant to Paragraph 3 hereof, for a term not less than twelve (12) months after any casualty or destruction which results in interference with Tenant's business or operations.

14.4 Use. No use shall be made or permitted to be made on the premises, or acts done, which will increase the existing rate of insurance upon the building or cause the cancellation of any insurance policy covering the building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises, or the building or which it is a part. Tenant agrees to pay to Landlord as additional rent, any increase in premiums on the policies which may be carried by Landlord on the Premises covering damages to the building and loss of rent caused by fire and the perils normally included in extended coverage, which increase is attributable to Tenant particular use of the Premises.

14.5 Landlord's Property Damage Insurance. Landlord shall maintain on the Shopping Center a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the

extent of full replacement value, as well as coverage for one (1) year's rent loss, and at Landlord's election, or if required by Landlord's lender or mortgage holder, including earthquake coverage. The insurance Landlord procures may include coverage on buildings or improvements other than the Premises including all of the Shopping Center. Notwithstanding the fact that Landlord shall maintain such insurance, Tenant shall pay to Landlord, as additional rent, Tenant's proportionate share of the cost of such insurance. Tenant's proportionate share of said cost shall be allocated by using the fraction described on Paragraph 18.1. Landlord may collect Tenant's proportionate share thereof in the manner provided for in 18.5 and 18.5 or may separately bill Tenant for its proportionate share in which event Tenant shall pay Landlord the sum due on demand. If, in the opinion of Landlord, or Landlord's insurance carrier or broker, Tenant's particular use of the Premises requires certain improvements or alterations to be made, or equipment installed within the Premises in order to remedy an otherwise potentially dangerous condition affecting the risk of fire or other damage to the Premises arising out of Tenant's particular use of the Premises, then in such an event, Tenant, at its sole cost and expense, shall be within thirty (30) days of receipt of written notice from the Landlord, make such improvements, alterations, or equipment installations required to remedy such dangerous conditions, including but not limited to, (and by way of example only), the installation of automatic fire extinguishing systems in cases where the Tenant is operating certain food preparation equipment creating grease laden vapors without the protection of such equipment.

14.6 Landlord's Liability Insurance. Landlord shall maintain public liability and property damage insurance with a single combined liability limit of one million dollars ($1,000,000) and property damage limit of not less than three hundred thousand dollars ($300,000) insuring against claims for bodily injury, death or property damage occurring in or upon the Shopping Center. Not more frequently than each year, if, in the opinion of Landlord's insurance broker or lender, the amount of public liability and property damage insurance coverage at that time in not adequate, Landlord may increase the coverage as determined by Landlord's insurance broker or lender. The cost of said insurance shall be allocated and collected in the manner described in Paragraph 14.5

14.7 Insurance Requirements. All insurance required to be maintained by Tenant under this Lease shall:

(a) Be issued by an insurance company authorized to do business in the state where the Premises are located, with a financial rating of at least an A+3A status as rated in the most recent edition of Best's Insurance Reports.
(b) Be issued as a primary policy.
(c) Contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or change in the coverage, scope or amount of any policy, and name Landlord or any mortgagee holding a security interest on the Shopping Center (or any portion thereof) as an additional insured or loss payee.
(d) Be evidenced by a policy or certificate of policy, together with evidence of payments or premiums, which shall all be deposited with Landlord at the commencement of the term of this Lease and on renewal of the policy not less that twenty (20) days before expiration of the term of the policy, or as and when requested by Landlord.

15. WAIVER OF SUBROGATION.

Tenant hereby waives against Landlord, and against the officers, employees, agents and representatives of Landlord, any and all right to recovery for any and all losses and damages insured against under any fire and extended coverage insurance policy, including Tenant's policies described in Paragraph 14, in force at the time of any such loss or damage required to be in force at such time by the terms and conditions of this Lease. Tenant shall, upon obtaining the policies of insurance required by Paragraph 14, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in the Lease.

16. DAMAGE, DECTRUCTION, AND RESTORATION

16.1 Duty to Restore. If the improvements on the Premises are partially or totally damaged by fire or other casualty so as to become partially or totally untenantable, which damage is insured against under any policy of fire and extended coverage insurance then covering the damaged improvements, this Lease shall not terminate and said improvements shall be rebuilt by Landlord with reasonable diligence, at Landlord's expense, unless Landlord elects to terminate this Lease, as provided in Paragraph 16.2, in which case, landlord shall not be required to repair any injury or damage by fire or other case, or make any repairs to, or replacements of, or reimbursements for any leasehold improvements, fixtures, or other personal property of Tenant.

16.2 Election to Terminate. If the improvements on the Premises or the Shopping Center are damaged (a) by an uninsured casualty or (b) by an insured casualty and such insured casualty damages the Shopping Center to the extent of at least twenty five (25%) percent of it's replacement cost (cost to repair or replace at the time of loss without deduction for physical depreciation) during the term of this Lease, Landlord shall, within not more than one hundred and twenty (120) days after such damage, notify Tenant of Landlord's election: (i) to terminate this Lease; or (ii) to restore the improvements on the Premises. If Landlord elects to repair or restore the damaged improvements, then, with respect to the Premises, Landlord and Tenant each shall restore them in the same manner and to the same extent as work was done by each of them in the original construction and fixturizing of the improvements. If Landlord elects not to restore or provided no notice during such time period, this Lease shall terminate effective as of the date of such damage upon the giving of notice of election by Landlord or the last day during which Landlord could have given a notice to restore, as applicable, in which event this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of such date.

16.3 Rent Adjustments. If this Lease is not terminated, as provided in this Paragraph 16, then, during the period of repair and restoration, the Minimum Rent as adjusted pursuant to Paragraph 3.1 (b) shall not me reduced but the Tenant shall be entitled to have proceeds of the rental insurance applied to such Minimum Rent obligations.

17. ASSIGNMENT, SUBLETTINGAND RECAPTURE.

17.1 Request for Consent. Tenant shall not assign or otherwise transfer by operation of law or otherwise this Lease or any interest herein without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant understands and agrees that Tenant's business expertise, financial strength and background, and planned future business operation in and about the Premises are of a special and unique value to Landlord, and as such, constitute an important and valuable part of the planned and unique Tenant mix which Landlord has attempted to establish within the Shopping Center, and that these things constitute a material consideration to Landlord for this Lease, and are hereby deemed to be valid and commercially reasonable grounds for the exercise of landlord's right to withhold its consent to any proposed assignment under this Lease. If Tenant desires at any time to assign or otherwise transfer this Lease, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (a) the name of the proposed assignee; (b) the nature of the proposed assignee's business to be carried on in the Premises; (c) a copy of any agreements to be entered into concurrently with such assignment; and (d) such financial information as Landlord may reasonably request concerning the proposed assignee. Landlord hereby reserves the right to condition any such approval upon Landlord's determination that the proposed assignee is financially responsible as a tenant and that the proposed assignee is likely to conduct a business on the Premises of a type and quality substantially equal to that conducted by Tenant. Tenant shall pay to Landlord in advance the sum of $1,500 as the reasonable fee for Landlord's expenses in reviewing such proposed assignment. Said fee is non-refundable. This Lease may not be assigned without complying with the provisions of this Paragraph 17.1 in reliance on any law relating to bankruptcy or debtor's rights unless adequate assurance of future performance is provided Landlord including adequate assurance of the source of rent and other expenses due under this Lease and unless the assignee and the proposed use of the Premises by the assignee are consistent with the type of other tenants in the Shopping Center and the use by such tenants of their premises.

17.2 Subsequent Assignment. The consent by Tenant to any assignment shall not constitute consent to any subsequent assignment by Tenant or to any subsequent or successive assignment by the assignee. However, Landlord may consent to subsequent assignments of the Lease or any modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or assignment; however, such persons shall not be responsible to the extent of any such amendment or modification enlarges or increases the obligations of the Tenant or assignor under this Lease or such assignment.

17.3 Assignee's Default. In the event of any default under this Lease, Landlord may proceed directly against Lessee, any guarantors or anyone else responsible for the performance of this Lease, including any assignments, amendments, or modifications thereto, and guarantors or anyone responsible for the performance of this Lease, including the assignee without first exhausting Landlord's remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord or Tenant. Furthermore, Landlord's acceptance of rent and/or consent to any assignment of the Premises by Tenant shall not constitute an acknowledgement that no default then exists under this Lease of the obligations to be performed by the Tenant, nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise provided in writing by the Landlord to the Tenant at that time.

17.4 False Representations. The discovery of the fact that any financial statement, or any other fact, relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

17.5 Subletting, Partial Assignment, and Hypothecation. Partial assignments of Tenant's interest in this Lease and the hypothecation of any of Tenant's interest in this Lease are prohibited. Tenant shall not sublease all or any portion of the Premises. A transfer of control of Tenant shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Paragraph 17. Landlord's consent to any sale, assignment, encumbrance, subleasing, occupation or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent assignment, subleasing, or occupation. Any sale, assignment, encumbrance or other transfer of this Lease and any subletting or occupation of the Premises which does not comply with the provisions of this Paragraph 17 shall be void and shall be a default hereunder.

17.6 Consideration. Tenant shall pay to Landlord promptly following the receipt of the value of any consideration received by Tenant from any assignment of this Lease, **except that this provision shall not apply to any consideration received by tenant if said assignment shall occur as the result of the sale of tenant's store and business operations located on the Leased Premises.** In addition, Tenant shall pay to Landlord promptly following the receipt that amount by which all sublease rental and other payments for the use of the Premises received by Tenant from any subtenant or any other person occupying any portion of the Premises exceeds the rental and any other amounts payable by Tenant pursuant to this lease for the portion of the Premises subleased, with the rental and other amounts payable by the Tenant for the Premises allocated on the basis of square footage. The provisions of this Paragraph 17.3 shall apply regardless of whether such assignment, subleasing, or occupation is made in compliance with the term of this Lease. Any payments made to Landlord pursuant to this Paragraph 17.3 shall not cure any default under this lease arising from such assignment, subleasing or occupation.

17.7 Recapture. If Tenant requests Landlord's consent to any assignment of this Lease, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days of receipt by Landlord of the information concerning such assignment required by Paragraph 17.1 to terminate this Lease effective as of the date Tenant proposes to assign this Lease. On termination of this Lease by Landlord pursuant to this Paragraph 17.1 Landlord shall pay to Tenant the unamortized cost of any tenant improvements to the Premises paid by Tenant, with such costs amortized over the term of this Lease without reference to any unexercised options.

17.8 No Waiver. As a condition to Landlord's written consent as provided for in this Paragraph 17, Tenant shall deliver to Landlord an executed copy of any assignment or agreement related to the Premises. Any assignee shall assume the obligations of Tenant under this Lease. The collection or acceptance of rent or other payment by Landlord from any other person other than Tenant shall not be deemed a waiver of any payment provisions of this Paragraph, the acceptance of any assignee or subtenant as the tenant hereunder, or a release of Tenant or any assignor from any obligation under this Lease.

18. MAINTENANCE OF PARKING AND COMMON AREAS.

18.1 Common Area Expense. Tenant shall pay to Landlord, as additional rent and CAM, Tenant's proportionate share of the common area expenses, as hereinafter more particularly described. Tenant's proportionate share for any calendar year during the term hereof shall be determined based on a formula the numerator of which shall be the total leasable square footage of the demised Premises and the denominator of which shall be the total leasable square footage of the Shopping Center which is leased during all or any portion of any such calendar year.

18.2 Common Areas. Landlord covenants that the common areas and parking areas (hereinafter "areas") now located in the Shopping Center shall at times be available for the nonexclusive use of Tenant (except as hereinafter provided) during the term of this Lease or any extension of the term hereof; provided, that the condemnation or other taking by any public authority, or sale in lieu of condemnation of any or all such areas, shall not constitute a violation of this covenant. Landlord reserves the right from time to time to change the entrances, exits, traffic lanes and the boundaries and location of such areas; provided, however, that at all times the ratio between improved and unimproved areas complies with the law. Landlord reserves the right from time to time to make changes in the shape and location of the improvements, building, driveways, accommodation areas and other improvements, and to eliminate or add any improvements or buildings to the Shopping Center.

18.3 Maintenance. Landlord shall keep the areas in a clean and orderly condition, lighted during normal and permitted hours of operation and landscaped, and shall repair any damage to the facilities thereof.

18.4 Expenses. It is understood and agreed that the word 'expenses' as used herein, shall be construed to include but not be limited to all sums expended by Landlord in connection with said areas (including reasonable administrative and professional expenses) for all maintenance and repair, replacement (including capital improvements), resurfacing, painting, restriping, cleaning, snow removal, sweeping an janitorial services, planting, landscaping, lighting and other utilities, signs, markers, bumpers, garbage or refuse removal, security or policing, fire protection or alarm systems, depreciation on all equipment purchased (but not directly expensed) for the purpose of operating and/or maintaining such areas (or rent if such equipment is leased) and maintenance and repair of such equipment, the cost of personnel to implement and/or supervise such services, real and personal property taxes and assessments thereon, management fees including without limitation, Minimum Rent, insurance, taxes, common area maintenance charges and any additional rent provided for herein, but not including percentage rent), adequate public liability and property damage insurance, including earthquake insurance (at Landlord's sole election) on the entire Shopping Center 9which shall be carried and maintained by Landlord unless otherwise agreed). Landlord may, however cause any or all said services to be provided by an independent contractor or contractors. Notwithstanding the foregoing, if either the real property taxes (described in Paragraph 11) or the insurance premiums (described in Paragraph 14), are not separately assessed by Landlord, Landlord may include said taxes and/or insurance premiums as a Common Area expense, as prescribed in Paragraph 18.5 below.

18.5 Proration of Expenses. Tenant shall pay to Landlord the common area expenses as well as Tenant's proportionate share of costs, expenses, and charges to be allocated to Tenant under any other provisions of this Lease, if Landlord elects to include same, in the following manner:

(a) From and after the Commencement Date, but subject to adjustment as provided in this sub-paragraph (a), Tenant shall pay Landlord on the first day of each month of the term of this Lease one twelfth ($1/12^{th}$) of Tenant's proportionate share of the anticipated common area expenses and other costs, charges and expenses to be included, as an estimate which shall be applied to Tenant's account and maintained by Landlord for the items included therein, which monthly amount may be adjusted from time to time by Landlord on the basis of Landlord's experience as well as the anticipated cost of all the foregoing items. Notwithstanding anything contained herein or any verbal representations made by Landlord or Landlord's agent to the contrary, Landlord expressly does not represent or warrant that the CAM Estimate as set forth at the commencement of this Lease, or in effect at any time during the term hereof, is an accurate representation of the actual costs which may ensue for those items for which the estimated payments are being made. While the Landlord may endeavor to estimate such actual costs for various reasons, including fluctuations in many expenses and taxes over which the Landlord may have little control, and the ability of the parties to freely negotiate the level of such estimates, there may be a shortfall when the reconciliation of the estimates to such actual costs is made. Tenant expressly acknowledges that such a shortfall may occur, and hereby agrees to promptly pay its share of these costs in accordance with the terms of this Lease.

(b) If, at the end of any calendar year, Tenant's share of the foregoing costs exceed the total of the estimates made by Tenant during which calendar year. Tenant shall pay to Landlord the deficiency upon demand. If said estimates exceed Tenant's share of the same, Tenant shall be entitled to offset the excesses against the estimates thereafter to become due to Landlord. Landlord shall furnish a statement showing categories of expenses to Tenant annually for the

actual expenses for all of the foregoing items and the excess or deficiency of Tenant's payments.

18.6 Use of Common Areas. Subject to subsections (a) through (d) below, Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees, and subtenants, shall have the nonexclusive right, in common with Landlord and other present and future owners, tenants, and their agents, employees, customers, licensees, and subtenants, to use said areas during the entire term of this Lease, or any extension thereof, for ingress and egress, roadway, sidewalk and automobile parking. Tenant, in the use of said common and parking areas, agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of said common and parking areas. Such rules may include but not be limited to the following:

(a) Contract for a parking lot company to provide attendants to supervise parking lot and collect for parking beyond validation time limit for Tenant's customers and other visitors, where and when it is desirable to conserve parking spaces for customers, in which event Tenant shall be provided with free parking validations in a reasonable amount based upon Tenant's need;
(b) The restricting of Tenant and employee parking lot to a limited designated area(s) or the exclusion of Tenant and employee parking within certain areas of the Shopping Center;
(c) The regulation of the removal, storage, and disposal of Tenant's refuse and other rubbish, at the sole cost and expense of Tenant; and
(d) The designation of exclusive parking fro existing and/or prospective tenant(s) customers within the Shopping Center and/or the designation of the amount and/or location of exclusive and/or non-exclusive tenant employee parking within the Shopping Center, in Landlord's reasonable discretion, notwithstanding anything in this paragraph 18.6 to the contrary.

19. HOLDING OVER.

Should Tenant hold over after the termination of this Lease, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy and any such holding over shall not constitute an extension of this Lease. During such hold over, Tenant's Minimum Rent as set forth in Paragraph 3.1 of this Lease shall be one hundred fifty percent (150%) of the minimum rent in effect immediately prior to such hold over period.

20. HOURS OF BUSINESS; CONDUCT OF BUSINESS; CONTINUOUS OPERATION.

Subject to the provisions of this Paragraph 20, Tenant shall continuously during the entire term hereof, conduct and carry on Tenant's business in the Premises and shall keep the Premises open for business and cause Tenant's business to be conducted therein during the usual business hours of each and every business day as is customary for business of like character in the city which the Premises are located to be open for business; provided, however, that this provision shall not apply if the Premises should be temporarily closed on account of strikes, lockouts, or similar causes beyond the reasonable control of Tenant. In the event Tenant ceases operation of its business for a period of twenty (20) consecutive days or for thirty (30) days in any ninety (90) day period for reasons other than repairing or remodeling of the Premises, with the prior consent of Landlord, Tenant shall be in material default under the terms of this Lease. Tenant shall conduct its business on the premises in accordance with sound business practices. Tenant shall also keep its primary trade name sign lit during the evening hours as is customary for business of like character in the city in which the Premises are located, and particularly in conformity with the majority of the tenants of the Shopping Center, and in any event, until 9:00 pm each night. In the event of breach by Tenant of any of the conditions in this Paragraph 20, Landlord shall have in addition to any and all remedies herein provided, the right at its option to collect not only the Minimum Rent as adjusted pursuant to Paragraph 3.1(b), but additional rent at the rate of one three hundred sixty fifth ($1/365^{th}$) of the amount of the Annual Minimum Rent as adjusted pursuant to Paragraph 3.1(b) for each day Tenant is in breach of the provisions of this Paragraph.

22. TENANT'S DEFAULT AND REMEDIES.

22.1 Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(a) The vacating or abandonment of the Premises by Tenant;
(b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as when due, where such failure shall continue for a period of **five (5)** business days after written notice thereof from Landlord to Tenant.
(c) The failure of Tenant to observe or perform and of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than in sub-paragraph (b) above, Paragraph 24.1 and Paragraph 30.6 (c), where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of the Tenant's default is such that more than ten (10) days are reasonably required for its cure, the Tenant shall not be deemed to be in default if Tenant commences within said 10 day period and thereafter diligently pursues such cure to completion;
(d) The making by Tenant of any general assignment for the benefit of creditors;
(e) The filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for a reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days);
(f) The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 60 (sixty) days;

(g) The attachment, execution or other judicial seizure of all substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, where such seizure is not discharges within sixty (60) days.

22.2 Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have reason of such default or breach:

(a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by landlord by reason of Tenant's default, including but not limited to the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof (i) the unpaid rent and other charges and adjustments called for under the Lease which had been earned at the time of termination, (ii) the amount by which the unpaid rent and other charges and adjustments called for under the Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period which the Tenant proves could have been reasonably avoided, and (iii)the amount by which the unpaid rent and other charges and adjustments called for under the Lease for the balance of the tern after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, and (iv) any and all costs incurred by Landlord for the taking of an inventory of, removal of and/or storage of any and all property left in, upon or about the premises by Tenant, following Tenant's abandonment, vacating or otherwise surrendering of Premises. The worth at the time of award of the sums referred to in clauses (i) and (ii) above, shall be computed by allowing interest from the due date at the highest legal rate attainable. The worth at the time of award of the amount referred to in clause (iii) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent. As used herein rent shall include charges equivalent to rent.

(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of landlord's rights and remedies under this Lease, including the right to recover rent and any other charges and adjustments as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of Nevada, and recover as damage the value of any free rent, Tenant improvement, or other Lease concessions which may have been granted to Tenant hereunder prior to any such default. Notwithstanding the foregoing, Landlord shall not be liable for nor required to credit post judgment replacement rental income against prejudgment rental loss or other monetary damage sustained by Landlord as a result of any such default on part of Tenant hereunder and Tenant hereby waives any right Tenant may have to so apply any such replacement rental credit, if applicable.

23. DEFAULT BY LANDLORD.

Landlord shall not be in default unless landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of each mortgage or deed of trust covering the Premises whose name and address shall have at any time been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to damages and/or an injunction. Moreover, any claim, demand, right or defense of any kind by Tenant which is based upon or arises in any connection with this Lease or the negotiations prior to its execution, shall be barred unless Tenant commences an action thereon, or interposes in a legal proceeding a defense by reason thereof, within six (6) months after the date of the inaction or omission or the date of the occurrence of the event or of the action to which the claim, demand, right or defense relates, whichever applies.

24. LATE CHARGES; INTEREST.

24.1 Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing, accounting, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within **five (5)** days after such amount shall be due, tenant shall pay to Landlord a late charge equal to ten (10%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs landlord will incur by reason of late payments by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. If any check delivered to Landlord by Tenant is returned by Landlord's bank for any reason, Tenant shall be immediately liable to Landlord for the greater of $50 or the maximum amount payable pursuant to applicable law in addition to the late

fees. Tenant is also liable for all legal fees incurred on behalf of the Landlord for enforcing the terms of the lease. In addition, Landlord may thereafter demand that all rent be paid by cashier's check.

24.2 Unless otherwise specifically provided herein, any sum payable to Landlord which is not paid when due shall bear interest at the rate of ten (10%) percent per annum from the date same becomes due until paid.

25. SAFETY AND HEALTH.

Tenant covenants at all times during the term of the Lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. 651 et.seq. and any analogous legislation in the state where the Premises are located (collectively the "Act"), to the extent that the Act applies to the Premises and any activities thereon. Without limiting the generality of the foregoing, Tenant covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the Premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the Premises (except to the extent that the particular activities of such agents, employees or contractors of Landlord on the Premises require safety precautions or alterations of the conditions of the Premises beyond the requirements of such Act otherwise applicable to the Premises, in which event Tenant shall not be obligated to undertake or provide any such additional safety precautions or alterations of conditions) and Tenant agrees to indemnify and hold Landlord harmless from and against liability, claim or damages, arising as a result of a breach of the foregoing covenant and from all costs, expenses and charges arising there from, including without limitation, reasonable attorney's fees and court costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

Tenant further agrees to maintain the Premises in a manner which is in compliance with the Americans With Disabilities Act and/or similar state law at Tenant's sole cost and expense. Tenant agrees to indemnify and hold Landlord harmless from and against any liability, claim or damages, arising as a result of a breach of the foregoing covenant and from all costs, expenses and charges arising there from, including without limitation, reasonable attorney's fees and court costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

26. CONDEMNATION; EMINENT DOMAIN.

26.1 Definition. If there is any taking of, or damage to all or part of the Premises, or any interest therein because of the exercise of the power of eminent domain or inverse condemnation, whether by condemnation proceedings or otherwise or any transfer or any part thereof or any interest herein made in avoidance thereof (all of the foregoing being hereinafter referred to as "taking") before or during the term hereof, the rights and obligations of the parties with respect to such taking shall be as provided in this Paragraph 26; provided, however, this Paragraph 26 shall not apply to, and Tenant shall have no claim with respect to any taking of real property for street widening along Buffalo or Alta pursuant to any proposal resulting in such exercise of the power of eminent domain or inverse condemnation in existence as of the date of this Lease.

26.2 Total Condemnation. If there is a taking of all of the Premises, this Lease shall terminate as of the date of such taking.

26.3 Partial Condemnation. If twenty-five (25%) percent or more of the total floor area of the Premises as described in Paragraph 1.1 (the area) shall be taken, either party shall be entitled to terminate this Lease or if twenty-five (25%) percent or more of the floor areas of the building in which the Premises are located shall be taken, either Landlord or Tenant shall be entitled to elect to terminate the Lease; and the terminating party shall give the other party written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to the portion of the Premises or said building taken has vested in the condemnor. If neither party gives such notice, or less than twenty-five (25%) percent of the area of the Premises or the floor area of the building shall be taken, this Lease shall remain in full force and effect and rent shall be adjusted as provided in Paragraph 26.7.

26.4 Common Area. If fifteen percent (15%) or more of the common area shall be taken or appropriated, Landlord shall, within sixty (60) days of said taking, have the right at its option to terminate this Lease upon written notice to Tenant.

26.5 Termination Date. If this Lease is terminated in accordance with the provisions of this Paragraph 26, such termination shall become effective as of the date physical possession of the condemned portion is taken.

26.6 Repair and Restoration. If this not terminated , as provided in this Paragraph 26, Landlord shall, at its sole expense, restore, with due diligence, the remainder of the improvements occupied by Tenant so far as practicable to a complete unit of like quality, character and condition as that which existed immediately prior to the taking, provided that the scope of the work shall not exceed the scope of the work done by Landlord originally in constructing the Premises, and further provided that Landlord shall not be obligated to expend and amount greater than which was awarded for said restoration to Landlord for such taking.

26.7 Rent Adjustment. If the Lease is not terminated, as provided in this Paragraph 26, the Minimum Rent as adjusted pursuant to Paragraph 3.1 (b) shall be reduced by that proportion which the Area taken from the Premises bears to Tenant's total Area immediately before the taking.

26.8 Award. The total and entire award or compensation in such proceedings, whether for a total or partial taking, or for diminution in the value of the leasehold or for the fee or for any other reason shall belong to, and be the property of Landlord provided, that Tenant shall be entitled to recover from the condemnor such compensation as may be separately awarded by the condemnor to Tenant or recoverable form the condemnor by Tenant in it's own right for the taking of trade fixtures and equipment owned by Tenant in its own right (meaning personal property, whether or not attached to real property, which may be removed without injury to Premises) and for the expense of removing and relocating them, and for the loss of goodwill to the extent that is severally awardable.

27. HAZARDOUS MATERIALS.

Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials in or about the Premises or the property of which the Premises are a part. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought in or on the Premises or the property of which the Premises are a part any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall mean any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of Nevada, or the United States Government, and shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Paragraph 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Paragraph 6901 et seq., any applicable state or local laws and the regulations adopted under these acts.

If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed to Landlord from Tenant upon demand as additional charges if such requirement applies to the Premises. Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding presence of hazardous substances or materials on the Premises. In addition, Tenant shall undertake to comply with any and all applicable laws, statutes, and ordinances, concerning hazardous substances and materials to which Tenant, in the course of its business in the Premises, is subject, and Tenant hereby agrees to cooperate with Landlord as may be required by Landlord's undertaking to similarly comply. In all events, Tenant shall indemnify and hold Landlord harmless from all liability, claims, penalties, fines, judgments, costs, losses, damages and expenses of any kind, including without limitation, cleanup costs, a decrease in value of the Premises, damages due to loss or restriction of rentable or usable space, or any damages due to adverse impact on marketing of the space, and any and all sums paid for settlement of claims, consultant fees, expert fees, and reasonable attorney's fees incurred by Landlord as a result of Tenant's breach regarding hazardous materials on or about the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated for a federal, state, or local agency or political subdivision. Without limitation to the foregoing, if Tenant causes or permits the presence of any hazardous substance on the Premises and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any hazardous substance on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action. The within covenants shall survive the expiration or earlier termination of the Lease term. Notwithstanding any contrary in the foregoing, Tenant shall not be responsible with respect to any hazardous substances or materials located in or about the Premises on the date of Landlord's delivery of the Premises, and Landlord shall be responsible, at its sole cost and expense, for the removal thereof.

28. NO ACCORD AND SATISFACTION.

No acceptance by Landlord of a lesser sum than the minimum fixed rent, percentage rent, additional rent or any other charge then due shall be deemed to be other than on account of whichever installment of such rent or charge due as Landlord, at Landlord's sole discretion, so elects to apply, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy as provided in this Lease.

29. CHANGES TO SHOPPING CENTER; EASEMENTS AND LICENSES; RIGHT OF ENTRY.

29.1 Changes to Shopping Center. Landlord reserves the right at any time or times during the term of this Lease, to remodel, expand, contract and delete, multi-deck or otherwise alter or change any portion or portions of the Shopping Center and/or any improvements located thereon, including the tenant employee and customer parking as specified in Paragraph 18.6 above, without the consent of Tenant. Landlord shall have right to modify the location, shape, size, design or any other component of the Shopping Center, including its community areas, provided no such modification may materially interfere with or harm Tenant's visibility, parking, access and right to do business upon the Premises, and any such modified center or community area shall, effective as of the completion of such modification, be deemed to be the center or community area as described in this Lease. Landlord makes no warranties or representations as to the present occupants or occupancy level of the center, or of future occupancy commitments. Tenant waives any duty or obligations, express or implied, on the part of Landlord to keep the center leased or occupied, or partially leased or occupied, or to Lease, (or not to Lease) portions of the center for any specific purpose, use or type of use.

29.2 Easements Licenses and Rights. Landlord reserves unto itself, and to the extent not so reserved Tenant hereby grants to Landlord, such licenses, easements, and other rights in, over or under the Premises, or any portion thereof as shall be required for the construction, installation, repair, replacement and/or maintenance of

structural supports and members, mains, conduits, pipes or other facilities to serve the center, or any part thereof, as the same may be altered as provided in Paragraph 29.1 hereof, including but not way of limitation, the Premises of any occupants, provided however, that Landlord shall pay for any such alterations required on the Premises as a result of any such exercise, occupancy, use or enjoyment of any such license or easement or other right and, provided further that if the exercise, occupancy, use or enjoyment of any such license or easement shall result in an unreasonable interference with Tenant's use, occupancy or enjoyment of the Premises as contemplated by this Lease, then the minimum rent shall be abated to the extent of and only during such actual interference.

29.3 Conformance of Premises. If Landlord alters the Shopping Center as provided in Paragraph 29.1 then Tenant shall, upon 60 days notice, remodel or replace the store signs, at Landlord's sole cost and expense, so as to conform with the Landlord's then criteria therefore. Tenant shall be excused from the covenants set forth in this Paragraph if: (a) Tenant shall have installed it store signs within the preceding one (1) years; or (b) the term of the Lease then remaining is less than one (1) year.

29.4 Waiver of Claims. Tenant hereby waives any and all claims and causes of action resulting directly or indirectly from Landlord's exercise of any of its rights, reservations, licenses or easements as provided in this Paragraph, including by way of example but not limitation, claims for business interference, loss profits, damage to or loss of personal property, loss of benefit of the Lease or the Premises, or otherwise.

30. GENERAL PROVISIONS.

30.1 Force Majeure. If any party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or by other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this paragraph 30.1 contained shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

30.2 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

30.3 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

30.4 Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state where the Premises are located; any action brought to enforce or nullify this Lease or the provisions hereof must be brought in the County where the Premises are located.

30.5 Subordination; Attornment.

(a.) Tenant hereby agrees, upon Landlord's written request, to subordinate this Lease and Tenant's rights hereunder to any ground lease, mortgage, deed of trust, or any other hypothecation of security hereafter placed upon the real property of which the Premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof, but such subordination shall be only on the condition the Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease on Tenant's part to be performed, unless this Lease is otherwise terminated pursuant to its terms.

(b.) In the event any proceedings are brought for foreclosure, or in the event of the exercise of power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

In connection with this Paragraph, Tenant shall cooperate with Landlord and any holder of a beneficial interest under a deed of trust covering any portion of the Shopping Center. Such cooperation shall include execution of a Subordination, Non Disturbance and Attornment Agreement in a form acceptable to Landlord and such lender within (10) business days from delivery of same to Tenant.

30.6 Attorney's Fees. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay the successful party all costs and expenses, including reasonable attorney's fees, incurred therein. Moreover, if either party hereto without fault is made a party to any litigation instituted by or against any other party to this Lease, such other party shall indemnify Landlord or Tenant, as the case may be, against and save it harmless from all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith. In addition thereto, Tenant agrees to pay Landlord's costs, expenses and reasonable attorney's fees with respect to any breach or default of Tenant which is cured prior to litigation has commenced but prior to judgment. Landlord shall notify Tenant of the amount of such reasonable costs and attorney's fees, and Tenant shall pay same (as additional rent) within **ten (10)** days of such notice.

30.7 Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times and upon reasonable notice to Tenant for the purpose of inspecting same and showing the same to prospective lenders, buyers, and/or tenants, and to post notices of non-responsibility. Landlord and Landlord's agents shall have the right to enter the Premises and make any repairs or restoration as may be needed to maintain

the Premises in the condition required under Paragraphs 8 and 29.2 hereof, or to restore the Premises after any damage, destruction or taking as provided in Paragraphs 16 and 26, hereof, and may for such purposes erect scaffolding and other necessary structures. Tenant hereby waives any claim for damages or for any injury or any inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors to Tenant's Premises in an emergency, in order to obtain entry to the Premises without liability to Tenant. Landlord shall use its reasonable best efforts to minimize any interruption caused to Tenant by any entry to the Premises obtained by Landlord pursuant to this Paragraph 30.7. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an evection of Tenant from the Premises or any portion thereof. Landlord reserves the right to post one "For Lease" sign of a professional nature and reasonable size inside the windows of Tenant's Premises during the last (60) days of the Lease term, or option and Tenant agrees to allow such signs to be reasonably displayed and to keep such signs posted.

30.8 Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work as a merger.

30.9 Net, Net, Net Lease. Landlord and tenant understand and agree that this Lease is what is commonly known in the business as a "net, net, net Lease" or "triple-net Lease." Tenant recognizes and acknowledges without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all rentals in this Lease provided to be paid by Tenant to Landlord, shall be net to Landlord, and any and all expenses incurred in connection with the Premises and Shopping Center, or in connection with the operations thereon, including any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and cost or repair, maintenance and operation of the Premises and Shopping Center and all buildings, structures, permanent fixtures and other improvements comprised therein, together with the appurtenances thereto, and management fees, shall be paid by Tenant, in addition to the rentals herein provided for, as its sole and exclusive proper costs and expenses.

30.10 Estoppel Certificate. Tenant shall at any time from time to time upon not less than ten business (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing such form as Landlord and/or a potential lender may request certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge , any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed, and setting forth the date of commencement of rents and expiration of the term hereof. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are not uncured defaults in the Landlord's performance, and that not more than two (2) months' rental has been paid in advance. If Landlord desires to finance or refinance the Premises, or any part thereof, then upon compliance by Landlord with the applicable notice provisions of this Paragraph 30.10 but not more than twice in any one lease year, Tenant agrees to deliver to any lender designated by Landlord Tenant's published financial statements for the immediate preceding three (3) fiscal years of Tenant.

30.11 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision thereof.

30.12 Time of Essence. Time is of the essence.

30.13 Captions. Paragraph and Paragraph captions are not a part thereof.

30.14 Incorporation of Prior Agreements; Amendments. This Lease and the Addendum made a part hereof contains all agreements of parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification, it is understood there are no oral agreements between the parties hereto, or their agents, affecting this Lease and this Lease supersedes and cancels any and all previous promises, negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord or its agents to Tenant with respect to the subject matter hereof, and none thereof shall be used to interpret or construe this Lease. Landlord reserves the absolute right to affect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Shopping Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific Tenant or number of tenants, shall during the term of this Lease, occupy any space in the Shopping Center. This Lease is and shall be construed to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all other reliance with respect to representations is solely upon the representations and agreements contained in this document.

30.15 Notice. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing and shall be deemed to have been given, if mailed by the United States Mail, postage prepaid, on the date which is three (3) business days after the date posted, or if personally delivered, when delivered to the address shown below, or to such other places Tenant or Landlord may from time to time designate in a notice to the other.

To Landlord: DMEP Global Plaza West, LLC a Delaware limited liability company
DMEP Global Plaza West 1 – 8, LLC., Delaware limited liability companies
c/o Sperry Van Ness Commercial Real Estate Advisor
2801 N. Tenaya Way Suite C
Las Vegas, Nevada 89128

To Tenant: MK Automotive, Inc.
Atten: Michael Murphy
5833 W. Tropicana Avenue
Las Vegas, Nevada 89103
(702) 249-1230

30.16 Waiver: No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's or Tenant's consent to or approval of any subsequent act shall not be deemed to render unnecessary the obtaining of Landlord's or Tenant's consent to or approval of any act by Tenant or Landlord, as applicable. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

30.17 Landlord's Liability. The term "landlord," as used herein, shall mean only the owner or owners at the time in question, of the fee title to the Premises. In the event of a transfer of such title, Landlord herein named (and in case of any subsequent transfer the then grantor) shall be relived from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed.

30.18 Transfer of Security Deposit. In the event that Landlord sells the real property of which the Premises are a part, unless Tenant is in default under any tern or condition of this Lease, Landlord shall transfer and deliver any security given by Tenant to secure the faithful performance of the provisions of this Lease to the purchaser of the real property. Upon such transfer being made, Landlord shall be exonerated from any further liability with respect to said security.

30.19 Rules and Regulations. Tenant shall observe faithfully and comply directly with any rules and regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Premises and/or the building in which the Premises are located, or the preservation of good order therein (the "Rules and Regulations"); provided, however, that the Rules and Regulations shall not contravene any of the terms and conditions of this Lease. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease, by any other tenant or occupant in the Shopping Center. Tenant shall not post or permit the replacement of any signs, advertisements or notices upon any exterior portion of the Premises (including windows), except for an entrance door sign which shall be in style, form, color, size and configuration approved by Landlord. Tenant agrees to furnish license numbers of all vehicles used by Tenant and Tenant's employees within ten (10) business days after written request of Landlord. Tenant agrees no to distribute handbills in the Shopping Center without the express written consent of Landlord, which consent may be withheld.

30.20 Mutual Agency; Co-Tenant. Each Tenant hereby appoints each remaining Tenant as his, her or its agent, representative, and attorney in fact, to act for and on behalf of said Tenant with respect to all matters relating to, or arising from this Lease, the tenancy created hereby, the obligations herein set forth, and the use and occupancy of the Premises, specifically including but not limited to the right to alter, amend, modify, extend, supplement and terminate this Lease, and the tenancy created hereunder. This agency shall continue and is irrevocable at all times during the period that the Premises are occupied by either co-tenant.

30.21 Authority of Tenant. If any Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation and further that this Lease is binding and obligatory upon said corporate Tenant.

30.22 Jury Trial Waiver. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counter-claim or cross complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on may matter whatsoever arising out or in any way connected with the Lease, the relationship of Landlord and enforcement of any remedy under any law, statute or regulation emergency or otherwise now or hereafter in effect.

30.23 Broker's Fee. Landlord and Tenant each represent and warrant to the other that neither has had any dealings with any person, firm, broker, or finder other than the person(s) if any, whose names are set firth in Paragraph 1.8 of the Lease in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Tenant and Landlord do each indemnify and hold harmless from and against any costs, expenses, attorney's fees or liability from compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

30.24 Plats and Riders. Clauses, plats, riders, amendments and addenda, if any, affixed to this Lease are a part hereof.

30.25 Recordation. Neither Landlord not Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of Landlord.

30.26 Restrictions Affecting Premises. Tenant acknowledges that to the Premises may be subject to easements, covenants, restrictions, declarations and agreements of record and agrees to be bound by their terms. Tenant waives any right it might have to improve such changes to these provisions, or to approve any new provision of similar nature. Tenant further agrees to be bound by any future Conditions, Covenants, and Restrictions and/or Common Area Agreements and /or Reciprocal Easement Agreements which may be entered into and/or amended from time to time, provided, however, that said Agreements may not materially and adversely affect Tenant's rights under this Lease.

30.27 Quiet Enjoyment. Tenant shall have quiet possession of the Premises for the entire term of the Lease, subject to all of the provisions of this Lease.

30.28 Interpretation. The parties hereby acknowledge and agree that each has been given the opportunity to independently review this Lease with legal counsel, and/or has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof. In the event of any ambiguity in or dispute regarding in the interpretation of same, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for the interpretation against the party who causes the uncertainty to exist or against the draftsman.

NO REPRESENTATION OR RECOMMENDATION IS MADE BY LANDLORD AS TO THE LEGAL SUFFICIENTLY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION RELATED THERETO.

THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL REGARDING YOUR PROTECTION OF LEGAL RIGHTS.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year above written.

Landlord:

DMEP Global Plaza West, LLC
a Delaware limited liability company

and

DMEP Global Plaza West 1-8, et al
Delaware limited liability companies

____
Jeff Pori
As Agent for Landlord

Tenant:

MK Automotive, Inc.
A Nevada corporation

____
Michael R. Murphy

Its: President